EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 (Amendment No. 6) of Royal Spring Water, Inc., a Nevada Corporation, of our report dated November 29, 2006 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
September 26, 2007